UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	October 25, 2010

Pre-Paid Legal Services, Inc.
(Exact Name of Registrant as Specified in its Charter)

Oklahoma	001-09293	73-1016728
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Pre-Paid Way
Ada, Oklahoma	74820
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code	(580) 436-1234

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
On October 25, 2010, Pre-Paid Legal Services, Inc. issued a press release announcing that the Company is evaluating strategic alternatives and certain other matters.  A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits
The following exhibits are included with the report:

Exhibit No.	Description
99.1	Company Press Release dated October 25, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pre-Paid Legal Services, Inc.
(Registrant)

By: /s/ Randy Harp
Randy Harp
co-Chief Executive Officer, President and Chief Operating Officer
Date: October 25, 2010

For Release 8:30 a.m. Eastern	Company	Randy Harp
Monday, October 25, 2010	Contact:	(580) 436-1234

Pre-Paid Legal Announces Evaluation of Strategic Alternatives to Enhance Shareholder Value

ADA, OK, October 25, 2010 - Pre-Paid Legal Services, Inc. (NYSE: PPD) announced today that it is evaluating strategic alternatives, including a possible sale of the Company and alternatives that do not involve a sale, to enhance shareholder value. The Board of Directors has established a special committee comprised of independent directors to lead the process. As part of the process, the special committee has been evaluating an offer received by the Company from a well-known private equity firm to acquire all of the outstanding shares of the Company’s common stock in a merger at a price of $60.00 cash per share. Among other terms, the proposal allows for the offeror to pay a to-be-determined amount to the Company as the offeror’s sole recourse in the event that it is not able to obtain financing to complete the transaction. Counsel for the offeror has notified the Company that in the event of a public disclosure by the Company or its advisors of the offeror’s proposal, the proposal will be deemed withdrawn.

The special committee has not set a definitive timetable for completion of its evaluation of strategic alternatives and there can be no assurances that the process will result in any transaction being announced or completed. The Company does not intend to disclose any developments regarding the process unless and until the special committee has approved a specific course of action.

The special committee has retained Berenson & Company, LLC to act as its financial advisor and Mayer Brown LLP to act as its legal advisor.

About Us - We believe our products are one of a kind, life events legal service plans. Our plans provide for legal service benefits provided through a network of independent law firms across the U.S. and Canada, and include unlimited attorney consultation, will preparation, traffic violation defense, automobile-related criminal charges defense, letter writing, document preparation and review and a general trial defense benefit. We have an identity theft restoration product we think is also one of a kind due to the combination of our identity theft restoration partner and our provider law firms. More information about our products and us can be found at our homepage at www.prepaidlegal.com.

Forward-Looking Statements

Statements in this press release, other than purely historical information, regarding our future plans and objectives and expected operating results, dividends and share repurchases and statements of the assumptions underlying such statements, constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements contained herein are based on certain assumptions that may not be correct. They are subject to risks and uncertainties incident to our business that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties are described in the reports and statements filed by us with the Securities and Exchange Commission, including (among others) those listed in our Form 10-K, Form 10-Q and Form 8-K, and include the risks that our membership persistency or renewal rates may decline, that we may not be able to continue to grow our memberships and earnings, that we are dependent on the continued active participation of our founder and Chairman, that pending or future litigation may have a material adverse effect on us if resolved unfavorably to us, that we may have compromises of our information security, that during an economic downturn in the economy consumer purchases of discretionary items may be affected which could materially harm our sales, retention rates, profitability and financial condition, that we could be adversely affected by regulatory developments, that competition could adversely affect us, that we are substantially dependent on our marketing force, that our stock price may be affected by short sellers, that we have been unable to increase our employee group membership sales, that our active premium in force is not indicative of future revenue as a result of changes in active memberships from cancellations and additional membership sales and that we have repurchased more than half our outstanding shares over the past years. Please refer to pages 16 - 19 of our 2009 Form 10-K and pages 7 and 8 of our June 30, 2010 Form 10-Q for a more complete description of these risks. We undertake no duty to update any of the forward-looking statements in this release.

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